Exhibit 4.3

THE TERMS OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT AND ANY TRANSFEREE OF SUCH SECURITIES SHALL BE BOUND BY THE PROVISIONS OF SAID AGREEMENT, COPIES OF WHICH ARE ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF NEPHROS, INC.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE ISSUED SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, AND ANY TRANSFEREE OF SUCH SECURITIES SHALL BE BOUND BY THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF NEPHROS, INC.

NEPHROS, INC.

Class D Warrant for the Purchase of Shares of Common Stock

No.: D- __
Number of Shares: ___________
Date of Issuance: _____ __, 2007

FOR VALUE RECEIVED, the undersigned, NEPHROS, INC., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that _______________________________ or its registered assigns (the “Holder”) is entitled to subscribe for and purchase from the Company, subject to the provisions of this Warrant (this “Warrant” and, together with any other Class D Warrants to purchase shares of Common Stock, collectively, the “Warrants”), at any time on or prior to 5:00 P.M., New York City time, on [_____ __], 2012 (the “Termination Date”), [________________] (___________) fully paid and non-assessable shares of the Common Stock, par value $.001 per share, of the Company (“Common Stock”), at an exercise price per share of Common Stock equal to $0.90 per share (the “Per Share Exercise Price”), as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant.

1.           Exercise of Warrant.

(a)           Exercise.  This Warrant may be exercised in whole or in part, at any time by its holder prior to the Termination Date by presentation and surrender of this Warrant, together with the duly executed notice of exercise form attached at the end hereof, at the address set forth in Subsection 8(c) hereof, together with payment to the Company of an amount of consideration therefor equal to the Per Share Exercise Price in effect on the date of such exercise multiplied by the number of shares of Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants then being exercised (the “Warrant Shares”), payable by certified or official bank check or by wire transfer to an account designated by the Company. The delivery of the notice of exercise and payment of the Per Share Exercise Price are the only procedures required of the Holder to exercise this Warrant.  No additional legal opinion or other information or instructions shall be required of the Holder upon the exercise of this Warrant.

(b)           Cashless Exercise.  If, and only if, at the time of exercise pursuant to this Section 1 there is no effective registration statement registering, or no current prospectus available for, the sale of the Warrant Shares to the Holder or the resale of the Warrant Shares by the Holder and the VWAP (as defined below) is greater than the Per Share Exercise Price at the time of exercise, then this Warrant may also be exercised at such time and with respect to such exercise by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing (i) the result of (x) the difference of (A) minus (B), multiplied by (y) (C), by (ii) (A), where:

(A) = the VWAP (as defined below) on the Trading Day (as defined below) immediately preceding the date of such election;
(B) = the Per Share Exercise Price of this Warrant, as adjusted; and
(C) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted for trading on the New York Stock Exchange, American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or the OTC Bulletin Board, or any successor to any of the foregoing (a “Trading Market”), the daily volume weighted average price of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. for such date if such date is a date on which the Trading Market on which the Common Stock is then listed or quoted for trading (a “Trading Day”) or the nearest preceding Trading Date (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

(c)           Partial Exercise.  If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (along with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth.  Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder.

2.           Stock Fully Paid; Reservation and Listing of Shares; Covenants.

(a)           Authorization, Reservation of Shares; Etc.  The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the exercise of this Warrant.  The Company shall use its commercially reasonable best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the exercise of this Warrant.  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Per Share Exercise Price in accordance with the terms hereof, be duly authorized and validly issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

(b)           Payment of Taxes.  The Company shall pay any and all issue or other taxes (other than income taxes) that may be payable in respect of any issue or delivery of Warrant Shares on exercise of this Warrant.  The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Warrant Shares (or other securities or assets) in a name other than that in which Warrant was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(c)           Loss, Theft, Destruction of Warrants.  Upon receipt of evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (which may include a bond) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like date, tenor and denomination.

(d)           Delivery of Warrant Shares.

(i)           Upon the exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the exercise date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act.  The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the exercise date. Notwithstanding any provision of this Warrant requiring the delivery of certificates, the Company shall, upon request of the Holder, use its commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  Any obligation to deliver certificates under this Warrant shall be deemed satisfied if Warrant Shares are delivered electronically in accordance with the preceding sentence.

(ii)           If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(ii) by the third Trading Day following the Warrant Share date of exercise, then the Holder shall have the right to rescind such exercise.

(iii)           In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day after exercise of this Warrant in full compliance with Section 1, and if after such third Trading Day the Holder purchases (in an open market transaction) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”) upon such exercise, then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (x) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) the number of shares of Common Stock purchased in the Buy-In, times (2) the closing price on the date of the exercise.  The Holders shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

(iv)           Except as provided in clause (x) of Section 2(d)(iii), the Company’s obligations to issue and deliver Warrant Shares upon an exercise in accordance with Section 1 above are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

3.           Protection Against Dilution.

(a)           In case the Company shall, at any time or from time to time hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares (each of (i) through (iii), a “Change of Shares”), then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Per Share Exercise Price in effect immediately prior to the occurrence of such event shall be adjusted to equal (A) the Per Share Exercise Price in effect immediately prior to the occurrence of such event multiplied by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (C) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.  An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by paragraph (a) above or a security issued in a capital reorganization or reclassification, consolidation or merger covered by paragraph (c) below), (iii) rights, warrants or options to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case (1) the Per Share Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such Distributed Property shall be adjusted (effective on such record date) to equal the product of such Per Share Exercise Price times a fraction of which the denominator shall be the VWAP for the Trading Day immediately prior to (but not including) such record date and of which the numerator shall be the difference between such VWAP minus the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Board of Directors of the Company in good faith, and (2) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such record date shall be adjusted to equal (A) the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such record date multiplied by (B) the Per Share Exercise Price in effect immediately prior to such record date divided by (C) the Per Share Exercise Price in effect immediately after such record date.

(c)           In the event of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which no securities, cash or other property is distributed to holders of Common Stock), or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.  A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(d)           Anti-Dilution Adjustments.

(i)           (A)    Except as otherwise provided in Subparagraph 3(d)(iii)(B), or for Changes of Shares in the event the Company shall, at any time or from time to time after the date hereof, sell or issue any shares of Common Stock for a consideration per share less than the Conversion Price in effect on the date of such sale or issuance (any such sale or issuance, a “Dilutive Issuance”), then, and thereafter upon each further Dilutive Issuance, the Per Share Exercise Price in effect immediately prior to such Dilutive Issuance shall be changed to a price equal to the consideration per share received by the Company in respect of the shares issued in such Dilutive Issuance (rounded to the nearest tenth of a cent) (determined as provided in Clause 3(d)(ii)(D) below).  Such adjustment shall be made successively whenever such an issuance is made.

(B)           Upon any adjustment of the Per Share Exercise Price as provided in this Subparagraph 3(d), the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal (1) the number of shares of Common Stock for which this Warrant was exercisable immediately prior to the adjustment multiplied by (2) the Per Share Exercise Price in effect immediately prior to the occurrence of such event divided by (3) the Per Share Exercise Price in effect immediately after the occurrence of such event.

(ii)           For purposes of Paragraph 3(d)(i), the following Subparagraphs (A) to (E) shall also be applicable:

(A)           No adjustment in the Per Share Exercise Price shall be required unless such adjustment would require a decrease of at least $0.001 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(d)(ii)(A) are not required to be made shall be carried forward and shall be made at the time of and together with adjustments so carried forward, shall require a decrease of at least $0.001 per share of Common Stock in the Per Share Exercise Price hereunder.

(B)           In case of the sale or other issuance by the Company (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called “Convertible Securities”), whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, if the consideration per share for which Common Stock is issuable upon the exercise, conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Company upon the exercise of such Convertible Securities, plus the consideration received by the Company for the issuance or sale of such Convertible Securities, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise, conversion or exchange of such Convertible Securities) is less than the Per Share Exercise Price as of the date of the issuance or sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be “Common Stock” for purposes of Paragraph 3(d)(i) and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Paragraph 3(d)(i).

(C)           In case the rights of conversion, exchange or exercise of any of the securities referred to in Subparagraph (B) of this Paragraph 3(d)(ii) or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock are modified for any reason other than an event that would require adjustment to prevent dilution under another paragraph in this Section 3, so that the consideration per share received by the Company after such modification is less than the Per Share Exercise Price as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Company shall be deemed, for purposes of calculating any adjustments pursuant to this Subsection 3(d), to have issued such new securities upon such new terms on the date of modification.  Such adjustment shall become effective as of the date upon which such modification shall take effect.

(D)           In case of the sale of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.  In the event that any securities shall be issued in connection with any other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Company determines in good faith.  In case of the sale of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities for any non-cash consideration, then the non-cash component of the consideration for such securities shall be deemed to be such amount as the Board of Directors of the Company determines in good faith.

(iii)           Notwithstanding any other provision hereof, no adjustment to the Per Share Exercise Price will be made:

(A)           upon the issuance or exercise of any options or other awards granted pursuant to a stock incentive plan or similar plan of the Company in effect on the date hereof (but without giving effect to any amendment thereto after the date hereof) or approved by the Warrant Majority or otherwise issued as compensation or inducement to employment or engagement in the ordinary course of business; or

(B)           upon exercise or conversion of any Convertible Securities that are outstanding as of the date hereof, or upon the issuance, conversion or exercise of any Warrants or warrants issued as compensation in connection with the transactions that gave rise to the issuance of the Warrants; or

(C)           upon the issuance, exercise or conversion of Common Stock, Convertible Securities or options, warrants or other rights to acquire Common Stock or Convertible Securities in connection with any of the following: (v) settlement of any actual or threatened litigation or other claims; (w) customer or vendor alliances; (x) joint ventures or manufacturing, marketing or distribution alliances; (y) equipment leasing transactions or borrowing transactions with institutional lenders; and (z) acquisitions, joint ventures or other strategic transactions; provided, that in each such case the Board of Directors has determined in good faith that such transaction is not primarily a capital raising transaction; or

(D)           upon the issuance or sale of Common Stock or other securities upon exercise, conversion or exchange of any Convertible Securities, whether or not such Convertible Securities were outstanding on the date hereof or are hereafter issued or sold; provided, that any adjustment was either made or not required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made; or

(E)           if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, and any such adjustment previously made in respect thereof shall be rescinded and annulled.

Notwithstanding anything to the contrary in this Paragraph 3(d)(iii), Subparagraph 3(d)(ii)(C) shall apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in Subparagraphs (B) and (D) of this Paragraph 3(d)(iii).

(v)           As used in this Subsection 3(c), the term “Common Stock” shall mean and include the Company’s Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company, and the number of “shares” thereof for purposes hereof shall be based on the ratio by which such new securities participate equally with the Common Stock.

(d)           All calculations under this Section 3 shall be made to the nearest tenth of a cent or to the nearest 1/100th of a share, as the case may be.  Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Exercise Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

(e)           If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors shall determine in good faith the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

4.           Prior Notice of Certain Events.  In case:

(i)            the Company shall declare any dividend (or any other distribution);

(ii)            the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

(iii)           of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value);

(iv)           of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

(v)           any (x) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (y) a sale or other disposition of all or substantially all of the assets of the Company or (z) any consolidation, merger, combination, reorganization or other transaction in which the Company is not the surviving entity or shares of Common Stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into stock or securities of another entity, cash and/or any other property;

then the Company shall cause to be mailed to the Holder, at its last address as it shall appear upon the warrant registration records of the Company or its transfer agent, at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend. distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange or Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

5.           Notice of Adjustments.  Whenever the Per Share Exercise Price is adjusted as provided in Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with Section 3, the Chief Financial Officer, or equivalent officer, of the Company shall promptly prepare a certificate setting forth the Per Share Exercise Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder.

6.           Fractional Shares.  No fractional shares or scrip representing fractional Warrant Shares shall be issued upon conversion of this Warrant.  If more than one certificate evidencing Warrants shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Common Stock that may be purchased pursuant to the Warrants so surrendered.  Instead of any fractional Warrant Shares which would otherwise be issuable upon exercise of this Warrant (or of such aggregate number of Warrants), the Company may elect, in its sole discretion, independently for each Holder, whether such number of Warrant Shares will be rounded to the nearest whole share (with a .5 of a share rounded upward) or whether such Holder will be given cash, in lieu of any fractional share, in an amount equal to the same fraction of the fair market value per share of Common Stock at such time, as determined by the Board of Directors of the Company in good faith as of the close of business on the day of exercise.

7.           Securities Laws Matters.

(a)           The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  The Holder further represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.  In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear a legend similar to the legend set forth in Section 7(c) hereof.  The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

(b)            The Holder, by his acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Securities Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Securities Act.

(c)            All certificates representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT, AND ANY TRANSFEREE OF SUCH SECURITIES SHALL BE BOUND BY THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF NEPHROS, INC.

8.           Miscellaneous

(a)           This Warrant may be amended only by mutual written agreement of the Company and the Holder or, if such amendment shall apply to all outstanding Warrants, with the written consent of the Company and the registered holders of Warrants to purchase a majority of the shares of Common Stock or other securities or property issuable upon exercise of all outstanding Warrants (the “Warrant Majority”); provided, however, without the consent of the Holder of this Warrant, no such amendment may be approved that would have the effect of (i) increasing the Per Share Exercise Price of this Warrant, (ii) decreasing the number of shares of

Common Stock for which this Warrant is exercisable, (iii) accelerating the Termination Date; or (iv) except as permitted by the following proviso, waive any adjustment under Section 3 of this Agreement; provided, further, that the Warrant Majority may waive the application of any adjustment under Subsection 3(d) of this Agreement, however, that (x) such waiver must be given in writing prior to the date such adjustment would otherwise become effective, and (y) for purposes of determining a Warrant Majority for such purpose any holder of Warrants (and any Warrants held by such holders) participating in the transaction that would otherwise give rise to such adjustment shall be excluded from such determination.  Furthermore, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, if the Company has obtained the written consent or waiver of the Holder.  Any amendments approved in compliance with this Section 8 shall bind the Holder’s successors and assigns.

(b)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law that would defer to the substantive law of another jurisdiction.

(c)           Notice.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar guaranteed overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given,

(i)	if to the Company,

Nephros, Inc.
3960 Broadway
New York, New York  10032
Attn: President

(ii)           with a copy to,

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:  Thomas D. Balliett, Esq.

(iii)	if to the Holder, at the address set forth on the Company’s records,

or in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8(c).  Any notice given by means permitted by this Section 8(c) shall be deemed given at the time of receipt thereof at the address specified in this Section 8(c).

(d)           Interpretation.  If any term or provision of this Warrant shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

(e)           Successors and Assigns.  Subject to the restrictions on transfer contained in Section 7 of this Agreement, this Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and registered assigns.

(f)           Assignment by the Company.  Neither this Warrant nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

(g)           Saturdays, Sundays, Holidays.  If any date that may at any time be specified in this Warrant as a date for the taking of any action under this Warrant shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

(h)           Jurisdiction; Forum.  Any dispute arising out of or relating to this Warrant shall be resolved, and all suits, actions and proceedings brought by the Company or Holder hereunder shall be brought only in, any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York.  The Company waives, and upon delivery of a Notice of Election the Holder waives, any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum.  To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Warrant may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.

(i)           Attorneys’ Fees.  In the event of any litigation or other proceeding concerning this Warrant or the transactions contemplated hereby, including any such litigation or proceeding with respect to the enforcement of this Warrant against any defaulting party, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the party opposing such prevailing party for all attorneys’ fees and costs incurred by such prevailing party in such litigation or proceeding.

9.           Registration Rights.  The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the Warrant Shares issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement by and among the Company and persons listed on Schedule I thereto (the “Registration Rights Agreement”) and the registration rights with respect to the Warrant Shares issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registrations Rights Agreement.

10.           Headings.  The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first above written.

            NEPHROS, INC.

            By: __________________________________
                  Name:
                  Title:

NOTICE OF EXERCISE-CASH PAYMENT

The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing _____________________ shares of Common Stock of Nephros, Inc. thereunder and hereby makes payment of $_______________ by certified or official bank check in payment of the exercise price therefor.  The undersigned hereby confirms the representations, warranties and covenants made by it in the Warrant.

Dated:_______________                        Signature:_____________________________

                              Address:______________________________

NOTICE OF EXERCISE-CASHLESS EXERCISE

The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant as it relates to _____________________ shares of Common Stock of Nephros, Inc. by means of a cashless exercise pursuant to Section 1(d) of the Warrant.  As a result of such exercise, and based on a VWAP of $_______ per share, the undersigned is entitled to receive _____________ shares of Common Stock.  The undersigned hereby confirms the representations, warranties and covenants made by it in the Warrant.

Dated:_______________                        Signature:_____________________________

                                       Address:______________________________

ASSIGNMENT

FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto _____________________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Nephros, Inc.

Dated:_______________

                                                Signature:_____________________________

                                                Address:______________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto _________________________ the right to purchase __________ shares of the Common Stock, $0.001 par value per share, of Nephros, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Nephros, Inc.

Dated:_______________

                                                Signature:___________________________

                                                Address:____________________________